Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

CAPITAL SOUTHWEST CORPORATION

TABLE OF CONTENTS

SECOND AMENDED AND RESTATED BYLAWS

OF

CAPITAL SOUTHWEST CORPORATION

4.03	Special Meetings	12
4.04	Written Notice	12
4.05	Notice by Electronic Transmission	12
4.06	Waiver of Notice	13
4.07	Attendance as Waiver	13
4.08	Business at Regular or Special Meeting	13
4.09	Quorum of Directors	13
4.10	Interested Directors	13
4.11	Act of Directors’ Meeting	14
4.12	Action by Written Consent Without a Meeting	14
4.13	Presence at Meeting	14
ARTICLE V	COMMITTEES	14
5.01	Designation of Committees	14
5.02	Authority and Proceedings of Committees	15
5.03	Employee Director	15
5.04	Regular Meetings	15
5.05	Special Meetings	15
5.06	Quorum; Majority Vote	15
5.07	Minutes	15
5.08	Compensation	15
5.09	Responsibility	16
ARTICLE VI	MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT	16
ARTICLE VII	OFFICERS	16
7.01	Executive Officers	16
7.02	Election and Qualification	16
7.03	Compensation	16
7.04	Term, Removal, and Vacancies	16
7.05	Chief Executive Officer	17
7.06	President	17
7.07	Vice Presidents	17
7.08	Secretary	17
7.09	Assistant Secretary	17
7.10	Treasurer	17
7.11	Assistant Treasurer	18
7.12	Officer’s Bond	18
ARTICLE VIII	CERTIFICATES FOR SHARES	18
8.01	Certificates Representing Shares	18

8.02	Restriction on Transfer of Shares	19
8.03	Voting and Shareholder Agreements	19
8.04	Transfer of Shares	19
8.05	Lost, Stolen or Destroyed Certificates	19
8.06	Closing of Transfer Books and Record Date	19
8.07	Registered Shareholders	20
ARTICLE IX	GENERAL PROVISIONS	20
9.01	Dividends	20
9.02	Reserves	20
9.03	Negotiable Instruments	21
9.04	Fiscal Year	21
9.05	Seal	21
9.06	Books and Records	21
ARTICLE X	AMENDMENTS	21

SECOND AMENDED AND RESTATED BYLAWS

OF

CAPITAL SOUTHWEST CORPORATION

ARTICLE I

OFFICES

1.01    Registered Office.  The registered office, until changed by action of the Board of Directors, shall be at 12900 Preston Road, Suite 700, City of Dallas, County of Dallas, State of Texas.

1.02    Other Offices.  The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

2.01    Place of Meetings.  Meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate.  At the discretion of the Board of Directors, or as agreed to by all persons entitled to notice of the meeting, meetings of shareholders may also be held or shareholders may participate in meetings of shareholders by means of remote communication authorized under the Texas Business Organizations Code as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02    Annual Meeting.  An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine. Subject to Section 2.14(a), at such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

2.03    Special Meetings.  Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least 10% of all the shares entitled to vote at the proposed special meeting.  If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

2.04    Notice of Annual or Special Meeting.  Written or printed notice stating the place, if any, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and the means of accessing the remote communications system, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, personally, by electronic transmission, or by mail, or by any other method permitted by applicable law, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting except as otherwise provided in the Texas Business Organizations Code.  If the meeting is held by means of remote communications, the notice of meeting shall include information on how to access the list of shareholders entitled to vote at the meeting required by Section 2.11.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid.  Whenever any notice is required to be given to any shareholder under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.05    Notice by Electronic Transmission.  On consent of a shareholder, notice from the corporation under any applicable law, the Articles of Incorporation, or these Bylaws may be given to the shareholder by electronic transmission.  The shareholder may specify the form of electronic transmission to be used to communicate notice.  The shareholder may revoke this consent by written notice to the corporation.  The consent of a shareholder is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of these two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder’s consent does not affect the validity of a meeting or other action.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

2.06    Business at Special Meeting. Subject to Section 2.14(b), the business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

2.07    Quorum of Shareholders.  Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum for any matter to be presented at that meeting.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  Unless otherwise provided in the Articles of Incorporation, the shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

2.08    Act of Shareholders’ Meeting.  With respect to any matter, other than the election of directors, a vote on a “fundamental action” as defined in the Texas Business Organizations Code (a “Fundamental Action”), a vote on a “fundamental business transaction” as defined in the Texas Business Organization Code (a “Fundamental Business Transaction”), or another matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of shareholders.  Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  Unless otherwise provided in the Texas Business Organizations Code or the Articles of Incorporation, the vote required for approval of a Fundamental Action or a Fundamental Business Transaction by the shareholders is the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the Fundamental Action or Fundamental Business Transaction.

2.09    Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Articles of Incorporation.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.  Unless expressly permitted by the Articles of Incorporation, no shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

2.10    Proxies.  At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder.  Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

2.11    Voting List.  The officer or agent having charge of the share transfer records for shares of the corporation shall make, not later than the 11th day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number and type of shares held by each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal executive office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.  Instead of being kept on file, the list may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting.  If the list is made available on an electronic network, the corporation shall take reasonable measures to ensure the information is available only to shareholders of the corporation.  If a meeting of shareholders is held by means of remote communication, the list must be open to inspection by a shareholder during the meeting on a reasonably accessible electronic network.

2.12    Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent or consents.  A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

2.13    Presence at Meeting.  Participation in a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.14    Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a)    Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record at the record date set by the Board of Directors for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 2.14(a) and at the time of the annual meeting (and any adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.14(a).

(1)    For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.14, the nomination or other business must be permitted by law, the Articles of Incorporation and these Bylaws, and the shareholder must have given timely notice thereof in writing to the Secretary and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 2.14 and shall be delivered to the Secretary at the principal executive office of the corporation not earlier than the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.14(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting (or if an annual meeting has not previously been held), in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(2)    Such shareholder’s notice shall set forth:

(i)    as to each individual whom the shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”),

(A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), and

(B) whether such shareholder believes any such Proposed Nominee is, or is not, an “interested person” of the corporation, as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (including any successor provision thereunder, the “1940 Act”) and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the corporation, to make such determination;

(ii)    as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of such business, the shareholder’s reasons for proposing such business at the meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission), the text of the proposal or business (including the text of any resolutions proposed for consideration) and a description in reasonable detail of any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the shareholder or any Shareholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such shareholder or one or more Shareholder Associated Persons pursuant to Section 2.14(a) and Regulation 14A under the Exchange Act;

(iii)    as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(A) the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) (including any shares of any class or series of stock of the corporation as to which such shareholder has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company),

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(E) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among the shareholder giving the notice and any of the Shareholder Associated Persons or (2) between or among the shareholder giving the notice or any of the Shareholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a shareholder or any Proposed Nominee, including without limitation (x) any understanding, formal or informal, written or oral, that the shareholder giving the notice or any of the Shareholder Associated Persons may have reached with any shareholder of the corporation (including their names) with respect to how such shareholder will vote its shares in the corporation at any meeting of the corporation’s shareholders or take other action in support of or related to any business proposed or any Proposed Nominee, or other action to be taken, by the proposing shareholder or any of the Shareholder Associated Persons, and (y) any agreements that would be required to be disclosed by the shareholder giving the notice or any Shareholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder giving the notice or any Shareholder Associated Person or other person or entity),

(F) a description in reasonable detail of any rights to dividends on the shares of any class or series of stock of the corporation directly or indirectly held of record or beneficially by such person that are separated or separable from the underlying shares of the corporation, and

(G) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the person may be entitled as a result of any increase or decrease in the value of shares of the corporation or any of its derivative securities;

(iv)    a description in reasonable detail of any pending, or to such Shareholder Associated Person’s knowledge, threatened legal proceeding in which any Shareholder Associated Person is a party or participant involving the corporation or any officer, “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b‑2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b‑2 under the Exchange Act) of the corporation;

(v)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.14(a) and any Proposed Nominee,

(A) the name and address of such shareholder, as they appear on the corporation’s books and records, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person, and

(C) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal;

(vi)    to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee for election or reelection as a director or the proposal of other business;

(vii)    a representation as to whether the shareholder or any Shareholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s beneficial owners of outstanding shares of stock entitled to vote and required to approve the proposed business described in such shareholder’s notice or to approve any Proposed Nominee and at least the percentage of the corporation’s record owners of outstanding shares of stock entitled to vote on the proposed business described in such shareholder’s notice to approve any Proposed Nominee; and

(viii)    a representation that the shareholder or its qualified representative intends to appear in person at the meeting to propose the action specified in the notice and to vote all proxies solicited.

(3)    Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (A) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation and (B) will serve as a director of the corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded).

(4)    Notwithstanding anything in this subsection (a) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.14(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by the corporation.

(5)    For purposes of this Section 2.14,  “Shareholder Associated Person” of any shareholder shall mean (i) any person who is a member of a “group” (as such term is used in

Rule 13d‑5 of the Exchange Act) with or otherwise acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the corporation, (iv) any person that directly or indirectly through one or more intermediaries, controls such shareholder or any Shareholder Associated Person and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or other Shareholder Associated Person in respect of any proposals or nominations, as applicable.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.03 of this Article II for the purpose of electing directors, by any shareholder of the corporation who is a shareholder of record at the record date set by the Board of Directors for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.14 and at the time of the special meeting (and any adjournment thereof), who (in the case of (ii)) is entitled to vote at the meeting in the election of each individual so nominated and who (in the case of (ii)) has complied with the notice procedures set forth in this Section 2.14. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the corporation’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 2.14, is delivered to the Secretary at the principal executive office of the corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of an adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)    General. (1) If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.14. Any such shareholder shall notify the corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14, and (B) a written update of any information (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 2.14 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.14.

(6)    Only such individuals who are nominated in accordance with this Section 2.14 shall be eligible for election by shareholders as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 2.14. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14.

(7)    For purposes of this Section 2.14,  “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a‑8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

(8)    Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the corporation to omit a proposal from, any proxy statement filed by the corporation with the Securities and Exchange Commission pursuant to Rule 14a‑8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.14 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(9)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 2.14 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

(10)    For the notice required by Section 2.14(a) to comply with the requirements of this Section 2.14, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing) of such notice all the information required to be included therein as set forth in this Section 2.14. For the avoidance of doubt, such notice shall not be deemed to be in compliance with this Section 2.14 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof where such information may be included.

ARTICLE III

BOARD OF DIRECTORS

3.01    Powers.  The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws directed or required to be exercised and done by the shareholders.

3.02    Number of Directors.  The Board of Directors shall consist of one or more directors.  The initial Board of Directors shall be fixed by the Articles of Incorporation; thereafter, the number of directors shall be determined by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.03    Election and Term.  The directors, other than the initial Board of Directors, shall be elected at each annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his death, resignation, or removal in accordance with these Bylaws.  Directors need not be residents of the State of Texas or shareholders of the corporation.

3.04    Vacancies.  Any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.05    Resignation and Removal.  Any director may resign at any time by giving notice in writing or by electronic transmission to the corporation.  At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.06    Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service on any such committee.

3.07    Chairman of the Board.  The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board.  Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD

4.01    First Meeting.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the shareholders’ annual meeting at which such directors were elected, at the same place as such shareholders’ meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

4.02    Regular Meetings.  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

4.03    Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary on the written request of two directors.  Notice of special meetings of the Board of Directors, either in writing or by electronic transmission, shall be given to each director at least 24 hours prior to the time of the meeting.

4.04    Written Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Articles of Incorporation, or these Bylaws, and the director has not consented to notice by electronic transmission, it shall be given in writing and delivered personally or mailed, or delivered by any other method permitted under applicable law, to such director at such address as appears on the records of the corporation, and, if mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.

4.05    Notice by Electronic Transmission.  On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission.  The director may specify the form of electronic transmission to be used to communicate notice.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director. The director may revoke this consent by written notice to the corporation.  The director’s consent under this Section is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not affect the validity of a meeting or other action.

4.06    Waiver of Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the director or directors entitled to such notice, or a waiver by electronic transmission by the director or directors entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.07    Attendance as Waiver.  Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.08    Business at Regular or Special Meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice, whether in writing or by electronic transmission, of such meeting.

4.09    Quorum of Directors.  A majority of the Board of Directors shall constitute a quorum for the transaction of business.  If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be participating.

4.10    Interested Directors.  An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation or other entity in which one or more of its directors or officers are directors, officers  or other managerial officials or have a financial interest, shall be valid notwithstanding that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or their votes are counted for such purpose, if:

(a)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even though the disinterested directors be less than a quorum; or

(b)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed to or are known by the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

4.11    Act of Directors’ Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation, by these Bylaws or by law.

4.12    Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be.  A telegram, telex, cablegram, or other electronic transmission by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.  Such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

4.13    Presence at Meeting.  Participation in a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

5.01    Designation of Committees.  The Board of Directors, by resolution, may designate from among its members one or more committees; provided, however, the Board of Directors shall establish all committees required by the Securities and Exchange Commission or the principal securities exchange on which the corporation's securities are listed for trading.  No director who is employed by the corporation may serve on the audit, nominating or compensation committees.  Each committee shall be comprised of one or more directors, and the Board may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  The Board of Directors may remove a member of a committee appointed by the Board if the Board determines the removal is in the best interests of the corporation.  The removal shall be without prejudice to any contract rights of the person removed.  Appointment of a committee member shall not of itself create contract rights.

5.02    Authority and Proceedings of Committees.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

5.03    Employee Director.  No director who is also employed by the corporation shall serve on any audit, nominating or compensation committee.

5.04    Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

5.05    Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

5.06    Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.  If any committee shall consist of two members, the presence of both directors shall be necessary to constitute a quorum, and the consent of both members shall be necessary to approve any action.

5.07    Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the corporation for placement in the minute books of the corporation.

5.08    Compensation.  Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

5.09    Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE VI

MEETING BY USE OF CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT

The shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of conference telephone or similar communications equipment or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting and, if voting is to take place at the meeting, to vote.  If voting is to take place at the meeting, the corporation must implement reasonable measures to verify that each person voting at the meeting by means of remote communications is sufficiently identified and entitled to vote and must keep a record of any vote or other action taken.

ARTICLE VII

OFFICERS

7.01    Executive Officers.  The officers of the corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article.  Each officer of the corporation shall be elected by the Board of Directors as provided in Section 7.02 of this Article. Any two or more offices may be held by the same person.

7.02    Election and Qualification.  The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary.  The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

7.03    Compensation.  The compensation of all officers and agents of the corporation shall be determined by or determined in a manner specified by the Board of Directors.

7.04    Term, Removal, and Vacancies.  Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation, or removal.  Any officer may resign at any time upon giving written notice to the corporation, but such resignation shall be without prejudice to the contract rights, if any, of the corporation.  Any officer or agent may be removed by the Board of Directors for or without cause whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

7.05    Chief Executive Officer.  Unless the Board of Directors designates otherwise, the President shall be the chief executive officer of the corporation.  The Chief Executive Officer shall preside at all meetings of the shareholders.  The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

7.06    President.  Unless the Board of Directors shall otherwise delegate such duties, the President shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.  He shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

7.07    Vice Presidents.  Unless otherwise determined by the Board of Directors, the Vice Presidents in order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in absence or disability of the President.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

7.08    Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as may be prescribed by the Board of Directors or the President.  He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it.  When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.  He shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to him by the Board of Directors.

7.09    Assistant Secretary.  An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

7.10    Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.  The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

7.11    Assistant Treasurer.  An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

7.12    Officer’s Bond.  If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VIII

CERTIFICATES FOR SHARES

8.01    Certificates Representing Shares.  The corporation shall deliver certificates representing shares to which shareholders are entitled, provided that the Board of Directors may provide by resolution that some or all of any class or series of the corporation's stock may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be).  Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, a holder of uncertificated shares shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares of the corporation owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  If a holder of uncertificated shares elects to receive a certificate for shares of the corporation's stock, the corporation (or the transfer agent or registrar, as the case may be) shall (to the extent permitted under applicable law and rules, regulations and listing requirements of any stock exchange or stock market on which the corporation's shares are listed or traded), cease providing annual statements indicating such holder's holdings of shares in the corporation..  Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.  Each certificate representing shares issued by the corporation shall conspicuously set forth such provisions as are required by applicable law.  Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value.  No certificate shall be issued for any share until the full amount of the consideration therefor, fixed as provided by law, has been paid or delivered.

8.02    Restriction on Transfer of Shares.  Any restriction on the transfer, or registration of the transfer, of shares shall be noted conspicuously on each certificate representing shares that are subject to the restriction in accordance with applicable law.

8.03    Voting and Shareholder Agreements.  Any voting or shareholder agreement shall be noted conspicuously on each certificate representing the shares that are subject to the agreement in accordance with applicable law.

8.04    Transfer of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.05    Lost, Stolen or Destroyed Certificates.  The Board of Directors, or such officer or officers of the corporation as the Board of Directors may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  When authorizing the issuance of a new certificate or certificates, the Board of Directors, or such officer or officers, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require or to give the corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the corporation on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates.

8.06    Closing of Transfer Books and Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) (a “Distribution”) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action taken by shareholders that is proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days.  If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting.  In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a Distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such Distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 9.06, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired.  Unless a record date shall have previously been fixed or determined pursuant to this Section 9.06, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation.  If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

8.07    Registered Shareholders.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE IX

GENERAL PROVISIONS

9.01    Dividends.  The Board of Directors from time to time may authorize and declare, and the corporation may pay, dividends or other distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation and these Bylaws.

9.02    Reserves.  The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

9.03    Negotiable Instruments.  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

9.04    Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.05    Seal.  The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.06    Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and each committee of the Board of Directors.  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.  Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written paper form within a reasonable time.

ARTICLE X

AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, unless the Articles of Incorporation or applicable law reserves the power exclusively to the shareholders in whole or part or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal that bylaw.  In addition, unless the Articles of Incorporation or a Bylaw adopted by the shareholders provides otherwise as to all or a part of the corporation’s Bylaws, the shareholders may amend or repeal the corporation’s Bylaws.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that (i) he is the duly elected and qualified Secretary of Capital Southwest Corporation, a Texas corporation and (ii) the foregoing is a true and correct copy of the Second Amended and Restated Bylaws of the corporation as of __________, 2017.